Exhibit 99.1

Strategies for Pulp & Paper Conference Miami, Florida February 2008

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this presentation contains statements that are forward-looking, such as statements relating to results of operations and financial conditions and business development activities, as well as capital spending and financing sources. Such forward- looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mercer. For more information regarding these risks and uncertainties, review Mercer's filings with the Securities and Exchange Commission. Forward Looking Statements

Company Overview Mercer is the largest publicly traded NBSK(1) market pulp producer in the world Operates three pulp mills with 1.43 million ADMT(2) of capacity _________ (1) NBSK = northern bleached softwood kraft. (2) ADMT = air dried metric tonnes. (3) Stendal is a 70% owned facility Rosenthal (Germany) Stendal (3) (Germany) Celgar (BC, Canada) 480,000 ADMT 325,000 ADMT 620,000 ADMT

Mercer in Brief - Consolidated Financials I n M illions of EUR (unless otherwise stated) LTM Ended Sept.30, 2007 For Year Ended 2006 For Year Ended 2005 Pulp Production 1,363,443 Admt 1,302,260 Admt 1,184,619 Admt Net Sales 697.7 624.0 452.4 Operating EBITDA 139.3 148.3 69.8 I n M illions of EUR (unless otherwise stated) Sept. 30, 2007 December 31, 2006 December 31, 2005 Cash 69.4 69.4 82.8 Total Assets 1,287.8 1,302.5 1,393.8 Total Employees 1,490 1,458 1,663

World Class Assets Mercer versus other top 20 NBSK producers as of Q4 2007 (includes integrated capacity) Large, modern facilities - low capital requirements, high runability State-of-the-art environmental compliance Energy - net producers Note: Bubble sizes represent market and integrated pulp productions. Source: Jaakko Poyry X axis Company Comment Botnia Size 1 Stora Enso Size 2 Sodra Size 3 Mercer Size 4 Canfor Size 5 Ilim Pulp Size 6 Domtar Size 7 UPM Size 8 Billerud Size 9 Pope & Talbot Size 10 West Fraser Size 11 Terrace Bay Size 12 SCA Size 13 Catalyst Size 14 Heinzel Size 15 SFK Pulp Size 16 Weyerhaeuser Size 17 Potlatch Size 18 Boise Size 19 Mondi Size 20 Dots for lines W.Avg Cap 30 Horisontal line 347 0 0 Horisontal line 347 0 19.4 Vertical Line 800 0 19.44990855 Vertical Line 0 0 Units 12.39170984 Botnia 498.8860104 1930 20.40264293 Stora Enso 292.7001079 1854 17.07375887 Sodra 400.4609929 1410 9.223021583 Mercer 491.5827338 1390 24.85159817 Canfor 426.6894977 1095 25.27459459 Ilim Pulp 490.8378378 925 23.32071006 Domtar 244.2899408 845 12.84285714 UPM 420.2380952 840 20.1372093 Billerud 241.5891473 645 27.2480315 Pope & Talbot 297.0472441 635 21.44230769 West Fraser 291.1538462 520 26.4 Terrace Bay 386 386 11.1 SCA 420 420 25.37594937 Catalyst 366.1392405 395 11.7 Heinzel 375 375 27.4 SFK Pulp 375 375 19.1 Weyerhaeuser 375 375 24.5 Potlatch 365 365 27.92622951 Boise 157.4590164 305 20.60163934 Mondi 157.4590164 305 Weighted average PM capacity, 1 000 mt/a WEAK STRONG 4Q07 Botnia Stora Enso Ilim Sodra UPM Mercer Canfor Billerud P&T Potlatch Boise West Fraser Catalyst Domtar Heinzel Terrace Bay SCA SFK Weyerhaeuser Mondi Weighted Average Capacity 380,000 t/a Weighted Average Technical Age 19 years Technical Age, Years Mill Capacity, 1,000 mt/a

"EU & US energy strategies are the same in that they both are focused on achieving a secure, affordable and environmentally friendly supply" "Although each have a different approach to implement these strategies, the potential world wide impact on agricultural crops and forest biomass is similarly dramatic" Drivers of these strategies include high oil prices, conflicts with fossil fuel exporting countries and the fight against Global Warming Biomass energy has a unique fit regarding these drivers: Biomass is accepted as neutral with respect to carbon dioxide emissions Biomass is usually not suitable for transport over long distances so it is grown within the region that it is utilized, therefore the supply is secure and reliable Biomass is believed to be abundant and cheap Presently bio-fuels such as Ethanol are produced mainly from agricultural crops and have significantly impacted markets such as corn. In the future cellulose ethanol will place similar global demands on wood markets. Biomass to Energy - a Global Driver

Bio-energy in Europe The target for the 10 EU countries who have the biggest gap to close for production of renewable energy equates to 113 million tonnes of oil equivalent or 832 million barrels of oil equivalent (boe) per year

EU member states have agreed to a binding target to increase the amount of renewable energy to 20% of the total EU energy output by 2020 In 2005 renewable sources accounted for 6% of total EU energy output Biomass is expected to account for 40% of target Bio-energy in Europe Source: Dr. Udo Mantau: Woody Biomass Reserve Objectives versus Reality There is a mismatch between European objectives and actual biomass supply: The estimated biomass forest reserves that could be made available for bio-energy have been significantly overestimated Basis of overestimate includes counting fiber such as bark, actual fellings, and harvesting losses; unregistered felling numbers are not included On a global basis, if we consumed all biomass presently being utilized for other purposes, we would only displace a small percentage of global fossil fuel consumption

Jurisdictions such as Europe have been the first to compensate in recognition of the energy efficiency realized by Cogeneration Cogeneration: Provides the most efficient use of the biomass resource by increasing thermal efficiency from 40% to 85% Reduces GHG emissions by up to 50% Decreases requirement for transmission system investment Reduces transmission and distribution losses

Black liquor wood chip usage Wood Chip Product: Results of burning black liquor in pulp mill Kraft pulp mills have the ability to extract the highest value from a wood resource, producing pulp and generating high quality green energy Black liquor product: ** For discussion purposes only and is meant to approximate energy allocation in a pulp mill

Biomass electricity projects could be a major benefit to Northern Hemisphere Pulp mills if there is a level playing field with other players for green electricity pricing. Pulp mills are the natural location for expanded biomass electricity production. Environmental footprint already exists with potential to actually reduce the footprint Pulp mills use more of the heat energy produced by biomass through cogeneration Much of the existing infrastructure, systems and personnel are already in place Although there is an opportunity for increased energy revenues, there is a large threat that cellulose pulp producers will not be compensated for higher wood costs caused by the paradigm shift of wood being valued on an energy basis Threat of bio-energy to the Forest Products industry

The transition to bio-energy economics is happening with Europe at the forefront, and other first world jurisdictions following suit Historically, wood has been priced in the market based on its value for alternative uses, such that saw logs were more valuable than pulpwood Wood's energy value has not, until recently, had an effect on market pricing of wood We see a correlation forming between wood values and energy. It can be observed most significantly in the correlation of industrial wood prices to pellet prices in Europe With oil at $92 per barrel and 1 odmt of pellets equating to 3.36 barrels of oil, pellets have a value of 212 EUR / odmt, which is close to current pellet prices, correlating on a regional basis Electric utilities realize additional value by using wood, as they can reduce their spending on carbon credits Pulp Transition to Bio-energy Economics

At $92/ barrel of oil, wood should be valued at approximately 212 EUR / odmt, which means various forest products should reflect these values in addition to the value created in the product itself Softwood kraft, with a wood to pulp yield of 45%, has an energy value of $675 per tonne Hardwood kraft, with a wood to pulp yield of 50%, has an energy value of $614 per tonne Softwood lumber has an energy value of $193 per thousand board feet Are we receiving value? ARE OUR CUSTOMERS GIVING US VALUE FOR CONVERTING WOOD INTO SOMETHING OTHER THAN ENERGY? * FX rate of 1.45; assumed 0.628 odmt of wood per 1000bf lumber

Are we receiving value? ** FX rate of 1.45; assumed 0.628 odmt of wood per 1000bf lumber Clearly, if we deduct the costs of non-fiber conversion, transportation and overhead off of the above margin, our industry does not receive any value for transforming wood into something beyond its energy value

World Wood Supply Transition to Bio-energy Economics Wood based products have to start reflecting the energy value in wood The use of historic pulp prices does not reflect future pricing mechanisms for pulp. Prices for wood commodity products such as pulp will have a higher floor price going forward. "If higher prices for commodities such as pulp and lumber are not realized, considering returns on capital investment, investment will only flow to new biomass energy projects in the future. This redirection in investment will occur until pulp and lumber prices reflect an adequate premium above their energy value."

Impact on dissolving pulp grades The value of energy is not just going to impact kraft pulp, but will also impact the dissolving grades through the revaluation of cotton and synthetic oil derived fibers The same type of economic effects that will cause wood to be re-valued will impact cotton Higher cotton fiber prices will result from competing land uses for energy crops, as well as higher costs for production in the form energy, water and fertilizer With the textiles fiber market at 68 million tonnes per year, any supply and demand implications caused by energy will cause increased demand and competiveness for dissolving pulp grades Looking further into the future, we can expect cellulose to replace certain oil based compounds in products such as plastics, further tightening demand on wood supply

Conclusions: Unless there is a change in how customers value forest or wood based products, the industry will not continue in its current state creating capacity decline which will continue to affect supply and demand fundamentals until prices rise high enough to reflect the energy value of wood Over time, a levelling of the playing field on wood cost will occur between Northern and Southern mills as other wood buyers such as energy converters will compete in all regions on price valuing wood in simplest form as energy. Clearly wood on a global basis will reflect and possibly exceed its fossil fuel energy reflecting the carbon neutrality of wood Transition to Bio-energy Economics